EXHIBIT 99.1

American CareSource Announces New Chief Operating Officer

Norman Winland Joins American CareSource as President and COO

ATLANTA, May 28, 2015 (GLOBE NEWSWIRE) -- American CareSource Holdings, Inc. (Nasdaq:ANCI), owner of urgent and primary care centers and a national network of ancillary health care providers, announced today the employment of its new President and Chief Operating Officer, Norman Winland.

Mr. Winland has over 23 years of experience growing and managing successful urgent care companies. He spent over 15 years with Dallas-based CareNow, where he served as Senior Vice President responsible for the comprehensive management of the company's 18 urgent care centers. His duties included, among other things, management of center operations, oversight of site- and company-level marketing, site selection and development of de novo centers, IT management, new product and service line implementation, and general financial and revenue cycle oversight. Mr. Winland was instrumental in CareNow's growth from 4 to 18 locations. He later served as Director of Urgent Care Operations for Tenet Healthcare Corporation, where he assisted in Tenet's entry into the urgent care market. Mr. Winland served as Chief Operating Officer for PrimaCare Medical Centers, an 11-site urgent care company located in Dallas, Texas. As COO, Mr. Winland managed all operational aspects of the urgent care business and ultimately played an integral role in PrimaCare's sale to NextCare Holdings, Inc.

Most recently, Mr. Winland has served as an executive consultant to American CareSource since May 4, 2015. "After only three weeks of consulting service, it was clear that Mr. Winland was the right candidate for the COO role," said John Pappajohn, the company's Chairman and acting Chief Executive Officer. "We are committed to developing a first-class urgent and primary care company, and we believe Mr. Winland will provide the operational insight and leadership we need to achieve our goals. We look forward to working with Mr. Winland as we continue to execute our aggressive growth strategy," said Mr. Pappajohn.

About American CareSource Holdings, Inc.

American CareSource Holdings, Inc. is the owner of a growing chain of ten urgent and primary care centers and an ancillary services network that provides ancillary healthcare services through its nationwide provider network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Statements in this press release that are forward-looking are based upon current expectations, and actual results or future events may differ materially. Therefore, the inclusion of such forward-looking information should not be regarded as a representation by us that our objectives or plans will be achieved. Words such as "expects," "believes," "anticipates," "intends," "should," "plans," and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements contained herein involve numerous risks and uncertainties, and there are a number of factors that could cause actual results or future events to differ materially, including, but not limited to, our ability to attract or maintain patients, clients or providers or achieve our financial objectives, changes in national healthcare policy, federal or state regulation, and/or rates of reimbursement, including without limitation to the impact of the Patient Protection and Affordable Care Act, Health Care and Educational Affordability Reconciliation Act and medical loss ratio regulations, general economic conditions (including economic downturns and increases in unemployment), the Company's ability to successfully implement our growth strategy for the urgent and primary care business, the Company's ability to identify and acquire target centers, increased competition in the urgent care and primary care market, the Company's ability to recruit and retain qualified physicians and other healthcare professionals, lower than anticipated demand for services, pricing, market acceptance or preference, changes in the business relationship with significant clients, term expirations of contracts with significant clients, the Company's inability to maintain a network of ancillary service providers that is adequate to generate significant claims volume, increased competition in the ancillary network business, the Company's inability to manage growth, implementation and performance difficulties, and other risk factors detailed from time to time in the Company's periodic filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

CONTACT: Investor Relations Contact:
         Adam Winger, General Counsel and
         Vice President of Acquisitions
         awinger@americancaresource.com
         (205) 250-8381